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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                    ----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                       DATE OF REPORT - FEBRUARY 13, 1997
                        (Date of earliest event reported)



                                 ALKERMES, INC.
             (Exact name of Registrant as specified in its charter)



         PENNSYLVANIA               0-19267                   23-2472830
 (State of incorporation)    (Commission file number)        (IRS employer
                                                              identification
                                                              number)


                64 SIDNEY STREET, CAMBRIDGE, MASSACHUSETTS 02139
               (Address of principal executive offices, zip code)


                            AREA CODE (617) 494-0171
                               (Telephone number)




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ITEM 5. OTHER INFORMATION.
        -----------------

     As reported in the joint press release of Alkermes, Inc. (the "Company") and ALZA Corporation ("ALZA") published February 13, 1997, the Company entered into a stock purchase agreement under which ALZA has agreed to purchase two million newly-issued shares of the Company's common stock for $50 million. Separately, the parties announced that they have agreed to collaborate on a program for the development and commercialization of a product utilizing the Company's ProLease/r/ or Medisorb/r/ drug delivery technology. The press release is incorporated by reference herein and a copy of it is filed as an exhibit to this report.

     Certain statements set forth above constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Meaningful factors that may cause actual results to differ materially from expectations include the following: (i) the financing may not be completed because conditions precedent, including compliance with the notification requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, may not be satisfied; (ii) the Company and ALZA may fail to agree on the terms of the proposed collaboration; and (iii) if the Company and ALZA do enter into a collaboration, any business undertaken will involve significant risk, may not be successful, and may not provide an adequate return on the investment by the Company and ALZA for several years, if at all. For further discussion of factors that may affect the businesses of the Company, see its Annual Report on Form 10-K for the most recent fiscal year.



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
        ---------------------------------


     (c)  Exhibits

          99   Press Release, dated February 13, 1997


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                                   SIGNATURES
                                   ----------


     Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




Dated:  February 14, 1997                  Alkermes, Inc.


                                           By: /s/ Michael J. Landine
                                               -------------------------------
                                               Michael J. Landine
                                               Senior Vice President and Chief
                                               Financial Officer


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                                 ALKERMES, INC.

                           CURRENT REPORT ON FORM 8-K

                                  EXHIBIT INDEX



Exhibit No.                         Exhibit
-----------                         -------


99                    Press Release, dated February 13, 1997





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